Exhibit 10.3

EXECUTION VERSION

Voting and SUPPORT AGREEMENT

This Voting and Support Agreement (this “Agreement”), dated as of June 3, 2021, is entered into by and among Alkuri Global Acquisition Corp., a Delaware corporation (“SPAC”), and the shareholders of Babylon Holdings Limited, a company limited by shares incorporated under the laws of Jersey with registered number 115471 (the “Company”), set forth on the signature pages hereto (each, a “Shareholder” and, collectively, the “Shareholders”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement (as defined below).

RECITALS

WHEREAS, concurrently herewith, SPAC, the Company, and Liberty USA Merger Sub, Inc., a Delaware corporation and direct, wholly owned subsidiary of the Company (“Merger Sub”), are entering into an Agreement and Plan of Merger (as amended, supplemented, restated or otherwise modified from time to time, the “Merger Agreement”; capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement), pursuant to which (and subject to the terms and conditions set forth therein) Merger Sub will merge with and into SPAC, with SPAC surviving the merger (the “Merger”); and

WHEREAS, prior to the effective time of the Merger (the “Effective Time”), the Company will undertake the Recapitalization in accordance with the terms of the Recapitalization Agreement attached to the Merger Agreement as Exhibit A whereby, among other things, (i) the existing Target Shares will be recapitalized into Class A Pubco Shares, which will be issued to the shareholders of the Company other than the Founder and Class B Pubco Shares, which will be issued to the Founder, and (ii) the Company shall adopt the Amended and Restated Memorandum and Articles of Association attached to the Merger Agreement as Exhibit B; and

WHEREAS, as of the date hereof, each of the Shareholders is identified on the Register of the Company’s Shareholders as the owner of the shares of the capital stock of the Company set forth below such Shareholder’s name on the signature page of this Agreement (collectively, with respect to each Shareholder, such Shareholder’s “Owned Shares”; the Owned Shares and any additional shares of the capital stock of the Company (or any securities convertible into or exercisable or exchangeable for shares of the Company’s capital stock) of which such Shareholder acquires record or beneficial ownership after the date hereof, including by purchase, as a result of a stock dividend, stock split, recapitalization, combination, reclassification, exchange or change of such shares, or upon exercise or conversion of any securities (including without limitation, any Pubco Shares now or in the future owned by such Shareholder), such Shareholder’s “Covered Shares”); and

WHEREAS, as a condition and inducement to the willingness of SPAC to enter into the Merger Agreement, the Shareholders hereby enter into this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, SPAC and each of the Shareholders hereby agree as follows:

1.             Stockholder Consent, Agreement Not to Revoke. In connection with the execution of this Agreement as a condition and inducement to the willingness of SPAC to enter into the Merger Agreement, the Company has solicited and the Shareholders have delivered to the Company and SPAC the Written Special Resolutions of the Shareholders of the Company, the Consent to Variation of Rights from each of the Series C Preferred Shares, the B Ordinary Shares, and the A Ordinary Shares in the Capital of the Company, the Stakeholder Majority Consent and the Series C Consent (collectively, the “Written Consent”), which among other things approve the Reclassification, the Merger, the Merger Agreement, and all other transactions contemplated thereby. Subject to the earlier termination of this Agreement in accordance with Section 4, each Shareholder, in his, her or its capacity as a shareholder of the Company, unconditionally agrees that, with respect to such Shareholder’s Covered Shares, the Written Consents shall not be amended or revoked without the prior written consent of SPAC. In addition, subject to the last paragraph of this Section 1, prior to the Termination Date (as defined herein), the Shareholder, in his, her or its capacity as a shareholder of the Company, irrevocably and unconditionally agrees that, at any meeting of the shareholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting, however called and including any adjournment or postponement thereof), and in connection with any written action by consent of the shareholders of the Company, such Shareholder shall, and shall cause any other holder of record of any of such Shareholder’s Covered Shares to:

(a)            vote (or execute and return an action by written consent), or cause to be voted at such meeting (or validly execute and return and cause such consent to be granted with respect to), all of such Shareholder’s Covered Shares owned as of the record date for such meeting (or the date that any written consent is executed by such Shareholder) in favor of any other matters necessary for consummation of the Recapitalization, the Merger and the other transactions contemplated by the Merger Agreement;

(b)            vote (or execute and return an action by written consent), or cause to be voted at such meeting, or validly execute and return and cause such consent to be granted with respect to, all of such Shareholder’s Covered Shares against authorizing the Company to take any action set forth in Section 5.01(a) of the Merger Agreement; and

(c)            vote (or execute and return an action by written consent), or cause to be voted at such meeting, or validly execute and return and cause such consent to be granted with respect to, all of such Shareholder’s Covered Shares against any Alternative Transaction or proposed Alternative Transaction, and any other action that would reasonably be expected to materially impede, interfere with, delay, postpone or adversely affect the Recapitalization, the Merger, or any of the other transactions contemplated by the Merger Agreement or result in a breach of any covenant, representation or warranty or other obligation or agreement of the Company under the Merger Agreement or result in a breach of any covenant, representation or warranty or other obligation or agreement of such Shareholder contained in this Agreement.

The obligations of the Shareholders specified in this Section 1 shall apply whether or not approval of the Reclassification, the Merger, or any action described above is recommended by the board of directors of the Company (the “Company Board”) or the Company Board has previously recommended approval of the Merger but changed such recommendation.

2.             No Inconsistent Agreements. Each Shareholder hereby covenants and agrees that such Shareholder shall not, at any time prior to such Shareholder’s Termination Date, (i) enter into any voting agreement or voting trust with respect to any of such Shareholder’s Covered Shares that is inconsistent with such Shareholder’s obligations pursuant to this Agreement, (ii) grant a proxy or power of attorney with respect to any of such Shareholder’s Covered Shares that is inconsistent with such Shareholder’s obligations pursuant to this Agreement, or (iii) enter into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent such Shareholder from satisfying, its obligations pursuant to this Agreement.

3.             Termination. This Agreement shall terminate with respect to each Shareholder upon the earliest of (i) the Effective Time, (ii) the termination of the Merger Agreement in accordance with its terms, (iii) the time this Agreement is terminated upon the mutual written agreement of SPAC and such Shareholder and (iv) the election of the Shareholder in his, her or its sole discretion to terminate this Agreement following any amendment, supplement, waiver or other modification of any term or provision of the Merger Agreement (including the Recapitalization Agreement) that has a material adverse impact on such Shareholder (the earliest such date under clause (i), (ii), (iii) and (iv) with respect to a Shareholder being referred to herein as such Shareholder’s “Termination Date”); provided, that the provisions set forth in Sections 5(a), 10 through 21 shall survive any termination of this Agreement.

4.             Representations and Warranties of the Shareholder. Each Shareholder hereby represents and warrants to SPAC, separately as to himself, herself, or itself only, and not jointly, as follows:

(a)            As of the date of this Agreement, such Shareholder is the owner of, and such Shareholder has good, valid and marketable title to, such Shareholder’s Owned Shares, free and clear of Liens other than as created by this Agreement or the organizational documents of the Company (including, for the purposes hereof, any agreements between or among shareholders of the Company). As of the date hereof, such Shareholder does not own beneficially or of record any shares of capital stock of the Company (or any securities convertible into shares of capital stock of the Company) or any interest therein.

(b)           As of the date of this Agreement, such Shareholder (i) has full voting power, full power of disposition and full power to issue instructions with respect to the matters set forth herein, in each case, with respect to such Shareholder’s Owned Shares, (ii) has not entered into any voting agreement or voting trust with respect to any of such Shareholder’s Covered Shares that is inconsistent with such Shareholder’s obligations pursuant to this Agreement, (iii) has not granted a proxy or power of attorney with respect to any of such Shareholder’s Covered Shares that is inconsistent with such Shareholder’s obligations pursuant to this Agreement and (iv) has not entered into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement.

(c)            Such Shareholder affirms that (i) if such Shareholder is a natural person, he or she has all the requisite power and authority and has taken all action necessary in order to execute and deliver this Agreement, to perform his or her obligations hereunder and to consummate the transactions contemplated hereby, and (ii) if such Shareholder is not a natural person, (A) it is a legal entity duly organized, validly existing and, to the extent such concept is applicable, in good standing under the Laws of the jurisdiction of its organization and (B) has all requisite corporate or other power and authority and has taken all corporate or other action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Shareholder and constitutes a valid and binding agreement of such Shareholder enforceable against such Shareholder in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

(d)            Other than the filings, notices and reports pursuant to, in compliance with or required to be made under the Exchange Act, no filings, notices, reports, consents, registrations, approvals, permits, waivers, expirations of waiting periods or authorizations that have not been obtained prior to the date of this Agreement are required to be obtained by such Shareholder from, or to be given by such Shareholder to, or be made by such Shareholder with, any Governmental Authority in connection with the execution, delivery and performance by such Shareholder of this Agreement, the consummation of the transactions contemplated hereby, the Recapitalization, the Merger, or any of the other transactions contemplated by the Merger Agreement.

(e)            The execution, delivery and performance of this Agreement by such Shareholder does not, and the consummation of the transactions contemplated hereby, or the Recapitalization, the Merger and the other transactions contemplated by the Merger Agreement will not, constitute or result in (i) a breach or violation of, or a default under, the limited liability company agreement or similar governing documents of such Shareholder (if such Shareholder is not a natural person), (ii) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) of or a default under, the loss of any benefit under, the creation, modification or acceleration of any obligations under or the creation of a Lien on any of the properties, rights or assets of such Shareholder pursuant to any Contract binding upon such Shareholder or, assuming (solely with respect to performance of this Agreement and the transactions contemplated hereby), compliance with the matters referred to in Section 4(d), under any applicable Law to which such Shareholder is subject or (iii) any change in the rights or obligations of any party under any Contract legally binding upon such Shareholder, except, in the case of clause (ii) or (iii) directly above, for any such breach, violation, termination, default, creation, acceleration or change that would not, individually or in the aggregate, reasonably be expected to prevent or materially delay or impair such Shareholder’s ability to perform its obligations hereunder or to consummate the transactions contemplated hereby, the Recapitalization, the Merger, or any of the other transactions contemplated by the Merger Agreement.

(f)            As of the date of this Agreement, there is no action, proceeding or investigation pending against such Shareholder or, to the knowledge of such Shareholder, threatened against such Shareholder that questions the beneficial or record ownership of such Shareholder’s Owned Shares, the validity of this Agreement or the performance by such Shareholder of its obligations under this Agreement.

(g)           No investment banker, broker, finder or other intermediary is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission for which SPAC or the Company is or will be liable in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Shareholder in his, her or its capacity as a shareholder or, to the knowledge of the Shareholder, on behalf of the Shareholder in his, her or its capacity as a shareholder of Company.

5.             Certain Covenants of the Shareholders. Except in accordance with the terms of this Agreement, each Shareholder hereby covenants and agrees, severally as to itself only and not jointly, as follows:

(a)            No Solicitation (Alternative Transactions). Prior to the Termination Date, such Shareholder agrees not to, directly or indirectly, (i) initiate, solicit, knowingly encourage or knowingly facilitate any inquiries or requests for information with respect to, or the making of, any inquiry regarding, or any proposal or offer that constitutes, or would reasonably be expected to result in or lead to, any Alternative Transaction, (ii) engage in, continue or otherwise participate in any negotiations or discussions concerning, or provide access to its properties, books and records or any confidential information or data to, any Person relating to any proposal, offer, inquiry or request for information that constitutes, or would reasonably be expected to result in or lead to, any Alternative Transaction, (iii) approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any Alternative Transaction, (iv) execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, confidentiality agreement, merger agreement, acquisition agreement, exchange agreement, joint venture agreement, partnership agreement, option agreement or other similar agreement for or relating to any Alternative Transaction, or (v) resolve or agree to do any of the foregoing. Such Shareholder also agrees that immediately following the execution of this Agreement such Shareholder shall, and shall use commercially reasonable efforts to cause its Representatives to, cease any solicitations, discussions or negotiations with any Person (other than the Parties and their respective Representatives) conducted heretofore in connection with an Alternative Transaction or any inquiry or request for information that would reasonably be expected to lead to, or result in, an Alternative Transaction. Such Shareholder shall promptly (and in any event within one (1) Business Day) notify, in writing, SPAC of its receipt, in its capacity as a shareholder of the Company and not in any other capacity, of any inquiry, proposal, offer or request for information received after the date hereof that constitutes, or would reasonably be expected to result in or lead to, any Alternative Transaction or proposed Alternative Transaction, and such Shareholder shall promptly (and in any event within one (1) Business Day) keep SPAC reasonably informed of any material developments with respect to any such inquiry, proposal, offer, request for information, Alternative Transaction, or proposed Alternative Transaction (including any material changes thereto).

Notwithstanding anything in this Agreement to the contrary, (i) the Shareholder shall not be responsible for the actions of the Company or the Company Board or any officers, directors (in their capacity as such), employees and professional advisors of any of the foregoing (the “Company Related Parties”), including with respect to any of the matters contemplated by Section 5(a), (ii) the Shareholder makes no representations or warranties with respect to the actions of any of the Company Related Parties, and (iii) any breach by the Company of its obligations under the Merger Agreement shall not be considered a breach of Section 5(a) (it being understood that the Shareholder shall remain responsible for any breach by the Shareholder or anyone acting on its behalf of Section 5(a)).

(b)            Such Shareholder hereby authorizes SPAC to maintain a copy of this Agreement at either the executive office or the registered office of SPAC.

(c)            Such Shareholder hereby represents and warrants that it does not to its knowledge, as of the date hereof directly or indirectly own, and acknowledges and agrees that it will not prior to the Effective Date knowingly directly or indirectly acquire, any SPAC shares or other beneficial ownership interest in SPAC.  Notwithstanding the foregoing, (1) any SPAC shares or other beneficial ownership interest in SPAC acquired or held indirectly through an investment vehicle which (i) is not controlled or managed by such Shareholder (or its Affiliates) and (ii) holds assets of which the SPAC shares or other beneficial ownership interests in SPAC comprise an immaterial portion (such as a mutual fund) shall be disregarded for purposes of this Section 6(c) and (2) such Shareholder acknowledges and agrees that immediately prior to the Effective Time it will not be a “five-percent target shareholder” within the meaning of Section 1.367(a)-3(c)(5)(iii) of the Treasury Regulations.

6.             Further Assurances. From time to time, at SPAC’s request and without further consideration, each Shareholder shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to effect the actions and consummate the transactions contemplated by this Agreement. Each Shareholder further agrees not to commence or participate in, and to take all actions necessary and reasonably within Shareholders control to opt out of any class in any class action with respect to, any action or claim, derivative or otherwise, against the Company, any Affiliate of the Company, SPAC, Sponsor, or any of their respective successors and assigns challenging the transactions contemplated by the Merger Agreement, including the Recapitalization.

7.             Disclosure. Each Shareholder hereby authorizes SPAC and the Company to publish and disclose in any announcement or disclosure required by the SEC such Shareholder’s identity and ownership of the Covered Shares and the nature of such Shareholder’s obligations under this Agreement; provided, that prior to any such publication or disclosure that specifically identifies the Shareholder, the Company and SPAC shall provide the Shareholder with a reasonable opportunity to review and comment upon such announcement or disclosure, which comments the Company and SPAC will consider in good faith.

8.             Changes in Capital Stock. In the event of a stock split, stock dividend or distribution, or any change in the Company’s capital stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, the terms “Owned Shares” and “Covered Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

9.             Amendment and Modification. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed by SPAC and the Shareholders.

10.           Waiver. No failure or delay by any party hereto exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the parties hereto hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. Any agreement on the part of a party hereto to any such waiver shall be valid only if set forth in a written instrument executed and delivered by such party.

11.           Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by email (with confirmation of receipt) or sent by a nationally recognized overnight courier service, such as Federal Express, to the parties hereto at the following addresses (or at such other address for a party as shall be specified by like notice made pursuant to this Section 11):

if to a Shareholder, at:

the address (including email) set forth in the Company’s books and records, or set forth on the signature page hereto, or to such other address or to the attention of such other person as such Shareholder has specified by prior written notice to the Company and the other Shareholders in accordance with this Section 11 with a copy (which shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati, P.C.

1301 Avenue of the Americas

New York, NY 10019

Attn: Megan J. Baier and Mark Holloway

Email: mbaier@wsgr.com and mholloway@wsgr.com

if to SPAC, at:

Alkuri Global Acquisition Corp.

4235 Hillsboro Pike, Suite 300

Nashville, TN 37215

Attn:  Richard Williams, Chief Executive Officer

                                                           Steve Krenzer, Chief Financial Officer

Email: rich@alkuri.com

   steve@alkuri.com

with a copy to (prior to the Closing) (which will not constitute notice):

Winston & Strawn LLP

35 W. Wacker Drive

Chicago, IL 60601-9703

Attention: Kyle Gann and Katie Blaszak

Email: kgann@winston.com

   kblaszak@winston.com

12.           No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in SPAC, any direct or indirect ownership or incidence of ownership of or with respect to the Covered Shares of any of the Shareholders. All rights, ownership and economic benefits of and relating to the Covered Shares of each of the Shareholders shall remain vested in and belong to each such Shareholder, and SPAC shall have no authority to direct any Shareholder in the voting or disposition of such Shareholder’s Covered Shares, except as otherwise provided herein.

13.           Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof.

14.           Successors, Assigns and Third-Party Beneficiaries. This Agreement shall be for the sole benefit of the parties hereto and their respective successors and permitted assigns and is not intended, nor shall it be construed, to give any Person, other than the parties and their respective successors and permitted assigns, any legal or equitable right, benefit or remedy of any nature whatsoever by reason of this Agreement. Nothing in this Agreement, expressed or implied, is intended to or shall constitute the parties acting as partners or participants in a joint venture. For the avoidance of doubt, the Company shall be a third-party beneficiary of Section 1 of this Agreement.

15.           Governing Law and Venue; Service of Process; Waiver of Jury Trial.

(a)            This Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York, without giving effect to conflicts of laws principles or rules to the extent such principles or rules are not mandatorily applicable and would require or permit the application of the Law of any jurisdiction other than the State of New York.

(b)            In addition, each of the parties (i) consents to submit itself, and hereby submits itself, to the personal jurisdiction of the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and agrees not to plead or claim any objection to the laying of venue in any such court or that any judicial proceeding in any such court has been brought in an inconvenient forum, (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction, any state or federal court located in the State of Delaware having subject matter jurisdiction, and (iv) consents to service of process being made through the notice procedures set forth in Section 11.

(c)            EACH OF THE PARTIES HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

16.           Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto in whole or in part (whether by operation of Law or otherwise) without the prior written consent of the other party, and any such assignment without such consent shall be null and void. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

17.           Enforcement. The rights and remedies of the parties shall be cumulative with and not exclusive of any other remedy conferred hereby. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, including each Shareholder’s obligations to vote its Covered Shares as provided in this Agreement, in the Court of Chancery of the State of Delaware or, if under applicable law exclusive jurisdiction over such matter is vested in the federal courts, any state or federal court located in the State of Delaware, without proof of actual damages or otherwise (and each party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity.

18.           Severability. If any term or other provision of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms and provisions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, so long as the economic and legal substance of the transactions contemplated hereby, taken as a whole, are not affected in a manner materially adverse to any party hereto. Upon such a determination, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

19.           Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, it being understood that each party need not sign the same counterpart. This Agreement shall become effective when each party shall have received a counterpart hereof signed by all of the other parties. Signatures delivered electronically or by facsimile shall be deemed to be original signatures.

20.           Interpretation and Construction. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. References to Sections are to Sections of this Agreement unless otherwise specified. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. The definitions contained in this Agreement are applicable to the masculine as well as to the feminine and neuter genders of such term. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute and to any rules or regulations promulgated thereunder. References to any person include the successors and permitted assigns of that person. References from or through any date mean, unless otherwise specified, from and including such date or through and including such date, respectively. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties, and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Persons thereunto duly authorized) as of the date first written above.

SHAREHOLDERS:

ALP PARTNERS LIMITED

By:	/s/ Anthony Shield
Name:	Anthony Shield
Title:	Director

Subject/Owned Shares:

135,136,000 shares of Company Class A Shares and 85,342,803 shares of Company Class B Shares

[Signature Page to Voting and Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Persons thereunto duly authorized) as of the date first written above.

SHAREHOLDERS:

NEDGROUP TRUST (JERSEY)
LIMITED AS TRUSTEE FOR THE PARSA FAMILY FOUNDATION

By:	/s/ Anthony Shield
Name:	Anthony Shield
Title:	Director

Subject/Owned Shares:

78,956,000 shares of Company Class B Shares

[Signature Page to Voting and Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Persons thereunto duly authorized) as of the date first written above.

SHAREHOLDERS:

DR ALI PARSADOUST

By:	/s/ Ali Parsadoust
Name:	Ali Parsadoust
Title:

Subject/Owned Shares:

61,881,000 shares of Company Class B Shares

[Signature Page to Voting and Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Persons thereunto duly authorized) as of the date first written above.

SHAREHOLDERS:

INVIK SA

By:	/s/ Mikael Holmberg
Name:	Mikael Holmberg
Title:	Director

By:	/s/ Réjane Koczorowski
Name:	Réjane Koczorowski
Title:	Director

Subject/Owned Shares:

147,210,386 shares of Company Class B Shares and 32,946,019 shares of Company Class C Shares

[Signature Page to Voting and Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Persons thereunto duly authorized) as of the date first written above.

SHAREHOLDERS:

VNV (CYPRUS) LIMITED

By:	/s/ Boris Sinegubko
Name:	Boris Sinegubko
Title:	Director

Subject/Owned Shares:

75,269,236 shares of Company Class B Shares and 44,153,124 shares of Company Class C Shares

[Signature Page to Voting and Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Persons thereunto duly authorized) as of the date first written above.

SHAREHOLDERS:

GLOBAL HEALTH EQUITY (CYPRUS) LIMITED

By:	/s/ Maria Zembyla
Name:	Maria Zembyla
Title:	P.C. Nodic Administration Limited, Director

Subject/Owned Shares:

58,721,150 shares of Company Class C Shares (as at immediately prior to the Reclassification)

[Signature Page to Voting and Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Persons thereunto duly authorized) as of the date first written above.

SHAREHOLDERS:

THE PUBLIC INVESTMENT FUND

By:	/s/ His Excellency Mr. Yasir O. Al-Rumayyan
Name:	His Excellency Mr. Yasir O. Al-Rumayyan
Title:	Governor

Subject/Owned Shares:

117,178,169 shares of Company Class C Shares

[Signature Page to Voting and Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Persons thereunto duly authorized) as of the date first written above.

SHAREHOLDERS:

NNS HOLDING S.À R.L.

By:	/s/ Bjorn Schuurmans
Name:	Bjorn Schuurmans
Title:	Manager

Subject/Owned Shares:

64,950,390 shares of Company Class B Shares

[Signature Page to Voting and Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Persons thereunto duly authorized) as of the date first written above.

ALKURI GLOBAL ACQUISITION CORP.

By:	/s/ Richard Williams
Name: Richard Williams
Title: Chief Executive Officer

[Signature Page to Voting and Support Agreement]